Exhibit 99.1

Diedrich Coffee Plans CEO Transition

IRVINE, California, October 22, 2009—Diedrich Coffee, Inc. (NASDAQ: DDRX), a leading roaster and wholesaler of the world’s finest coffees, has initiated a transition plan with respect to the company’s chief executive officer.

“The board of directors is very pleased with what the company, under the direction of Russ Phillips, has achieved during the past eighteen months,” said Paul C. Heeschen, the company’s chairman of the board. “As previously announced, we completed the disposition of our less-profitable retail and franchise operations to focus on roasting, packaging and wholesale sales. The board had asked one of its own members, Mr. Phillips, to assume the CEO position in order to utilize his experience in the manufacturing sector to address many of the inefficiencies and other issues the company faced in its operations. Now that we have just reported our second consecutive profitable quarter and our operating margins are showing strong improvement, Russ feels, and the board concurs, that he has successfully completed the mission he was brought in to handle and that the time is right to bring in a new CEO with a different skill set that emphasizes brand management, multi-channel sales, new products and high velocity growth in the at-home market to lead the company as he returns to his family and other activities.” Mr. Phillips will continue as a member of the board of directors of the company.

Under the transition plan, Mr. Phillips will remain as the CEO of the company to assist in the recruitment of his successor and to effect an orderly transition. “I have truly enjoyed my time as CEO of Diedrich Coffee and am proud of the significant improvements in the company’s growth and operating performance, especially those in the manufacturing area,” stated Mr. Phillips. “We now have a great team that knows how to perform. At the same time, I look forward to again having the time for my family and returning to my writing, speaking and other pursuits I so greatly enjoy.”

The company has retained Korn/Ferry International to lead the search for a new CEO, which is underway.

About Diedrich Coffee

With headquarters in Irvine, California, Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The company markets its three leading brands of specialty coffees, Diedrich Coffee, Coffee People and Gloria Jean’s Coffees, through office coffee service distributors, restaurants and specialty retailers, and via the company’s web stores. Diedrich Coffee is one of only four roasters under license to produce K-Cups for Keurig Incorporated’s top-selling single-cup brewing system. For more information about Diedrich Coffee, call 800-354-5282 or go to: www.diedrich.com, www.coffeepeople.com or www.coffeeteastore.com.

Forward-Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the financial and operating performance of Diedrich Coffee’s wholesale operations, the company’s ability to maintain profitability over time, the successful execution of the company’s growth strategies, the impact of competition, the availability of working capital, and other risks and uncertainties described in detail under “Risk Factors and Trends Affecting Diedrich Coffee and its Business” in the company’s annual report on Form 10-K for the fiscal year ended June 24, 2009 and other reports filed with the Securities and Exchange Commission. Except where required by law, the company does not undertake an obligation to revise or update any forward-looking statements, whether as a result of new information, future events or changed circumstances.

Diedrich Coffee Investor Relations:

Scott Liolios or Cody Slach

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com